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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 23, 2006


                                NORDSTROM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        WASHINGTON                 001-15059                     91-0515058

(STATE OR OTHER JURISDICTION    (COMMISSION FILE           (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)             IDENTIFICATION NO.)


             1617 SIXTH AVENUE, SEATTLE, WASHINGTON     98101
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 628-2111


                              INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to the Company's Employee Stock Purchase Plan

On May 23, 2006, at the Nordstrom, Inc. (the "Company") Annual Meeting of Shareholders, shareholders of the Company approved an amendment to the Nordstrom, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") which increased the maximum number of shares of Common Stock authorized for issuance under the Stock Purchase Plan by 2,400,000 shares. The primary purpose of the amendment is to ensure that Nordstrom will have a sufficient reserve of Common Stock available under the Stock Purchase Plan to provide eligible employees of Nordstrom and its participating subsidiaries with the continuing opportunity to acquire a proprietary interest in Nordstrom through
participation in the Stock Purchase Plan.   A copy of the Stock Purchase Plan
was included as an Appendix to the Company's Definitive Proxy Statement on
Schedule 14A filed with the Securities and Exchange Commission on April 13,
2006.

Director Compensation

On May 23, 2006, the Company's Corporate Governance and Nominating Committee of the Board of Directors ratified the following compensation package for non-employee directors of the Company, which was originally approved by the Board of Directors (the "Board") on August 23, 2005:

    -	an annual award of Company Common Stock having a value of $75,000
(based on the May 23, 2006 closing price of the Company's Common
Stock);

    -	an annual cash retainer of $50,000;

    -	an annual retainer fee for Committee Chairs as follows:

        - Audit Committee Chair - $15,000
        - Compensation Committee Chair - $12,500
        - Corporate Governance and Nominating Committee Chair - $10,000
        - Finance Committee Chair - $10,000; and

    -	an annual retainer fee for Committee Members as follows:

        - Audit Committee Members - $10,000
        - Compensation Committee Members - $10,000
        - Corporate Governance and Nominating Committee Members - $10,000
        - Finance Committee Members - $10,000

In addition to the amounts set forth above, Enrique Hernandez, Jr., as the Lead Director and Non-Executive Chairman of the Board, will receive an annual award of Company Common Stock valued at $200,000.









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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On May 23, 2006, the Company announced the retirement of its Chairman of the Board, Mr. Bruce A. Nordstrom, and Board members Mr. John N. Nordstrom and Mr. Alfred E. Osborne, Jr., Ph.D. In addition, Nordstrom announced the election of all nine nominated directors to the Board, including new nominees Mr. Erik B. Nordstrom and Mr. Peter E. Nordstrom. Mr. Enrique Hernandez, Jr. a nine-year independent director, and lead director of the Board since 2000, takes on the role of Non-Executive Chairman, effective immediately. A copy of the press release is attached hereto as Exhibit 99.1.


ITEM 5.03 AMENDMENTS TO THE ARTICLES OF INCORPOARTION OR BYLAWS; CHANGE IN FISCAL YEAR

(a) On May 23, 2006, the Company's Board unanimously approved the following amendments to the Company's bylaws, effective immediately: 1) decrease the number of directors from ten to nine, 2) create the position of Non-Executive Chairman of the Board, and 3) allow for the electronic transmission of written consents from Board and Board Committee members.

The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 5.05 AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

(a) On May 23, 2006, the Company's Board unanimously approved additional provisions to the Company's Code of Business Conduct and Ethics, including a new provision detailing the Company's policy regarding Internet communications. The new provision states that all confidentiality and nondisclosure expectations apply to all Internet communications, including blogging, chatting and posting online.

ITEM 8.01 OTHER EVENTS

On May 23, 2006, the Company issued a press release announcing that its Board has authorized a $1 billion share repurchase program. A copy of this press release announcing the share repurchase authorization is attached hereto as
Exhibit 99.1.










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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NORDSTROM, INC.



                                       By: /s/ David L. Mackie
                                          --------------------
                                          David L. Mackie
                                          Vice President, Real Estate
                                          and Corporate Secretary


Dated: May 30, 2006






EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION

3.1	Bylaws of Nordstrom, Inc. (amended and restated as of May 23, 2006)

99.1	Nordstrom, Inc.'s press release dated May 23, 2006 announcing the retirement of Mr. Bruce Nordstrom, Mr. John Nordstrom and Mr. Alfred Osborne from the Board of Directors, the election of Mr. Erik Nordstrom and Mr. Peter Nordstrom to the Board of Directors and the authorization of a $1 billion share repurchase program.